UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2026

PMGC Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41875	33-2382547
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 West Hastings Street, Suite 805 Vancouver, BC	V6B1N2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 445-4886

Elevai Labs Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On February 4, 2026, Northstrive Biosciences Inc., a Delaware corporation (“Northstrive Biosciences”) and wholly owned subsidiary of PMGC Holdings Inc. (“Company”), entered into the License Agreement (“License Agreement”) with Modulant Biosciences LLC (“Modulant,” and, together with Northstrive Biosciences, the “Parties”), an Indiana limited liability company. Pursuant to the License Agreement, NorthStrive Biosciences granted Modulant an exclusive, royalty-bearing, sublicensable license (“License”under the Licensed IP Rights (as defined below) to Develop, Manufacture, use, sell, offer for sale, import, export, and otherwise Commercialize Licensed Products solely in the Field (as defined below) in the Territory (as defined below). No rights or licenses were granted by implication, estoppel, or otherwise, under the License Agreement. Notwithstanding anything to the contrary in the License Agreement, NorthStrive Biosciences expressly reserved, on behalf of itself and its respective licensors under the Head License, all rights not expressly granted to Modulant under the License Agreement, including: (i) all rights to practice the Licensed IP Rights outside the Field; (ii) all rights to practice the Licensed IP Rights outside the Territory, including in the Republic of Korea; and (iii) the right to practice the Licensed IP Rights to the extent necessary to comply with obligations under the Head License or Applicable Laws. The term of the License Agreement (“Term”) commences on February 4, 2026 and, unless earlier terminated in accordance with Section 12 of the License Agreement, shall remain in full force and effect until the expiration of the last-to-expire Valid Claim within the Licensed Patents (as defined below) in the Territory.

Modulant has the right to grant Sublicenses to third parties under the license granted to Modulant in Section 3.1 of the License Agreement; provided that: (i) each Sublicense shall be subordinate to and consistent with the terms and conditions of the License Agreement; (ii) Modulant shall remain responsible and liable for the performance and compliance of its Sublicensees, and will be responsible under the License Agreement for the acts or omissions of such Sublicensees to the same extent as if Modulant had directly engaged in such act or omission; (iii) each Sublicense shall include confidentiality, non-use, and IP-protection provisions and obligations no less protective than those set forth herein, and shall contain the following: (A) all provisions necessary to ensure Modulant’s ability to perform its obligations under the License Agreement; (B) a section substantially the same as Section 10.1 (Indemnification by Modulant) of the License Agreement, which also shall state that the NorthStrive Indemnitees are intended third party beneficiaries of such Sublicense agreement for the purpose of enforcing such indemnification; (C) a provision clarifying that, in the event of termination of the license rights granted in Sections 3.1 and 3.3 of the License Agreement (in whole or in part (e. g., termination in a particular country)), any existing Sublicense agreement shall terminate to the extent of such terminated license (subject to the Sublicensee’s rights under Section 12.4(iv) of the License Agreement); (D) a provision further clarifying that in the event of termination of the license rights granted in Sections 3.1 (Grant of License) and 3.3 (Sublicensing) of the License Agreement, the Sublicensee shall only be entitled to re-sublicense its rights under terms consistent with Section 3.3 of the License Agreement (the terms of which derive from Section 3.1.2 of the Head License); and (iv) Modulant shall furnish to NorthStrive Biosciences a fully executed copy of each Sublicense agreement, including all amendments thereto, within ten (10) days after execution of such agreement. Subject to the terms of the License Agreement, Modulant and its and Sublicensees may engage service providers (including, but not limited to, distributors, wholesalers, couriers, contract research organizations, and contract manufacturing organizations) for the purpose of assisting (but not directing) in the Development, Manufacturing and Commercialization of Licensed Products solely in the Field and in the Territory.

Under the License Agreement, each Party shall retain all right, title, and interest in and to any and all intellectual property, Data and Technology (as defined below), Know-How (as defined below), and other proprietary rights that are owned or controlled by such Party as of February 4, 2026 or developed or acquired by such Party outside the scope of the License Agreement (“Background IP”). Nothing in the License Agreement shall be construed as transferring ownership of either Party’s Background IP. All Improvements (as defined below) and any other inventions, discoveries, developments, data, results, know-how or other intellectual property Created (as defined below) by or on behalf of either Party, whether solely or jointly, in the course of performing activities under the License Agreement (“New IP”) shall be co-owned by the Parties, with each Party holding an undivided one-half interest therein. Each Party shall have the right to practice and use such New IP without accounting to the other Party, subject to the licenses and restrictions set forth in the License Agreement.

Under the License Agreement, Modulant agreed to use Commercially Reasonable Efforts to Develop and Commercialize at least one Licensed Product in the Field in the Territory, and, amongst other things, provide Northstrive Biosciences with a written report with requirements further set forth in Section 7.2 of the License Agreement, and a Commercialization Plan for each Licensed Product. Additionally, Modulant agreed to certain disclosure obligations as to the New IP and consultation with Northstrive Biosciences as to certain patent filings, prosecution, and maintenance activities relating to the New IP, as further set forth in Section 5.4 of the License Agreement. Modulant also agreed to, amongst other things, notification obligations to Northstrive Biosciences as further set forth in Sections 8.1 and 8.2 of the License Agreement, and agreed to reasonably cooperate with Northstrive Biosciences on regulatory-related obligations related to the Licensed IP Rights or Licensed Products.

Modulant agreed to indemnify, defend, and hold harmless NorthStrive Biosciences, its Affiliates, and its licensors (including without limitation the licensor of the Head License), and each of their respective directors, officers, employees, contractors, and agents from and against any and all losses, damages, liabilities, penalties, fines, costs, and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising out of or relating to any third-party claim, action, demand, suit, investigation, or proceeding (“Claim”) arising from: (i) the Development, Manufacture, use, handling, storage, distribution, or Commercialization of Licensed Products by or on behalf of Modulant, its Affiliates, or its Sublicensees; (ii) any breach by Modulant of the License Agreement; or (iii) the negligence, recklessness, or willful misconduct of Modulant, its Affiliates, or its Sublicensees. NorthStrive Biosciences agreed to indemnify, defend, and hold harmless Modulant, its Affiliates, its Sublicensees, and each of their respective directors, officers, employees, contractors, and agents from and against any and all Losses arising out of or relating to any Claim to the extent arising from: (i) the material breach by NorthStrive Biosciences of its representations, warranties, and covenants made herein; or (ii) the gross negligence, recklessness, or willful misconduct of NorthStrive Biosciences, its Affiliates, or its Sublicensees.

The rights granted to Modulant under the License Agreement are subject to, and conditioned upon, the terms and conditions of the Head License under which NorthStrive Biosciences obtained rights to the Licensed IP Rights.

As partial consideration for the License granted to Modulant under the License Agreement, Modulant will pay value to Northstrive Biosciences as follows: (i) until Modulant has paid to NorthStrive Biosciences a certain aggregate threshold dollar amount (“Threshold Amount”), Modulant shall pay to NorthStrive Biosciences a percentage of all amounts received by, or otherwise due and payable to, Modulant or its Affiliates or Sublicensees from the Commercialization or other exploitation of the Licensed IP Rights or Licensed Products; and (ii) upon Modulant’s payment in full of the Threshold Amount set forth in Section 6.1(i) of the License Agreement, the revenue-share rate shall decrease to a lower percentage of all IP Revenue thereafter received by Modulant or its Affiliates or Sublicensees. IP Revenue shall include all amounts received by Modulant under any Sublicense, including all upfront payments, milestone payments, royalties, and other consideration; provided, however, that IP Revenue shall exclude bona fide capital invested or raised by Modulant for its own development or operational activities. All payments not made when due will accrue interest calculated from the date such payment was due until the date such amount is paid at the lesser of 1.5% per month or the highest rate permitted under Applicable Law.

Modulant agreed to a non-compete provision for the duration of the Term, pursuant to which Modulant shall not, and shall cause its Affiliates (as defined in the License Agreement) and Sublicensees not to, directly or indirectly, develop, manufacture, commercialize, or otherwise exploit, or license or authorize any third party to develop, manufacture, commercialize, or otherwise exploit, any biologic or pharmaceutical product, whether for human or animal uses, that is directed to myostatin, Activin-A, or any combination thereof, other than Licensed Products or compounds covered by the Licensed IP Rights.

The Parties agreed to certain confidentiality obligations further set forth in Section 9 of the License Agreement, which obligations shall survive for seven (7) years following the expiration or termination of the License Agreement, subject to its terms. Neither Northstrive Biosciences, its Licensors (including the Licensor of the Head License), nor any of their respective Affiliates are liable for any special, consequential, incidental, punitive, or indirect damages, or for any loss of profits or revenue, arising from or relating to the License Agreement, whether in contract, warranty, tort, negligence, strict liability, or otherwise. Notwithstanding the foregoing, such limitation of liability does not restrict the indemnification rights of Modulant under Section 10.1 of the License Agreement, or damages available for breach of the confidentiality obligations set forth under Section 9 of the License Agreement, or Claims arising out of gross negligence or willful misconduct.

Nothing in the License Agreement licenses, permits, or obligates Modulant to use the Licensed IP Rights in connection with any human use, human clinical trials, human drug approvals, or any activities associated with human pharmaceutical development.

The License Agreement may be terminated by either Party on written notice if the other Party materially breaches the License Agreement and fails to cure such breach within sixty (60) days after receiving written notice thereof; provided, however, that if such breach is not reasonably capable of being cured within such sixty (60) day period, the breaching Party may have an additional reasonable period to cure, not to exceed an additional sixty (60) days, so long as the breaching Party is diligently pursuing such cure. Either Party may terminate the License Agreement immediately upon written notice if the other Party: (i) files or has filed against it a petition in bankruptcy or for reorganization that is not dismissed within sixty (60) days; (ii) makes an assignment for the benefit of creditors; (iii) applies for or consents to the appointment of a receiver, trustee, custodian, or similar agent; or (iv) becomes subject to any similar proceeding under Applicable Laws relating to insolvency or the protection of creditors. Upon any termination of the License Agreement resulting from a material breach by Modulant, NorthStrive Biosciences shall receive a perpetual, irrevocable, fully paid-up, royalty-free, worldwide, non-exclusive license under Modulant’s interest in all New IP to Develop, Manufacture, and Commercialize products in any field and territory.

The License Agreement incorporates and gives effect to the material terms set forth in the binding term sheet for Licensing Agreement between the Parties, dated May 12, 2025 (“Term Sheet”), which Term Sheet was previously reported in the Current Report on Form 8-K (“Form 8-K”) filed by the Company with the U.S. Securities and Exchange Commission on May 16, 2025. Capitalized terms used but not defined in Item 1.01 of this Form 8-K have the meanings set forth in the License Agreement.

“Applicable Laws” means all laws, statutes, ordinances, codes, rules, regulations, and requirements of any Governmental authority that are applicable to a Party’s performance under the License Agreement.

“Commercialize” means to engage in Commercialization.

“Commercialization” means, with respect to a Licensed Product, any and all activities directed to marketing, advertising, promoting, distributing, importing, exporting, using, offering to sell, and selling or otherwise commercializing such Licensed Product, including: pre-launch activities to prepare a market for potential sales, modeling, studies, governmental affairs and public policy activities, and activities related to pricing and reimbursement.

“Created” means, with respect to any Data and Technology, made, created, authored, invented (whether conceived of or first reduced to practice or both) or developed, as applicable.

“Data and Technology” means all technical, scientific, regulatory and other information, data, results, know-how, materials, and documentation, whether in written, electronic, or any other form, relating to the Licensed Products or the Licensed IP Rights.

“Develop” and “Developing” shall be construed accordingly, as meaning to engage in Development.

“Development” means all research, testing, formulation, optimization, characterization, non-clinical studies, analytical work, and other technical activities conducted to design, refine, evaluate, or otherwise advance a Licensed Product toward Commercialization in the Field. Development does not include human clinical trials or any activities associated with human pharmaceutical development.

“Field” means all uses in non-human animal health, including without limitation applications as a feed additive.

“Head License” means the head license under which NorthStrive Biosciences obtained rights to the Licensed IP Rights from its licensor.

“Improvements” means any and all improvements, modifications or enhancements to, or derivatives of, the underlying Data and Technology, the Licensed IP Rights, or Licensed Products Created by or on behalf of any Party during the Term of the License Agreement.

“Know-How” means Data and Technology that is not subject to an issued patent or published patent application, that is not publicly available, and any associated documentation media, or tangible embodiments thereof.

“Licensed Know-How” means all trade secret and other Know-How rights owned or licensable by NorthStrive as of the effective date of the License Agreement or during the Term of the License Agreement, in and to all data, information, compositions and other Data and Technology (including, but not limited to, formulae, procedures, protocols, techniques and results of experimentation and testing, and any unpatented features, characteristics and information concerning the Licensed Products which are necessary or reasonably useful for Modulant to Develop, Manufacture, or Commercialize Licensed Products in the Field in the Territory.

“Licensed IP Rights” means, collectively, the Licensed Patents, Licensed Know-How, and NorthStrive’s interest in any Improvements.

“Licensed Patents” means any and all of the following: (a) the patents and patent applications listed on Exhibit A of the License Agreement; (b) all divisionals, continuations, and continuations-in-part that claim priority to or share priority with the foregoing; and (c) all patents that have issued or in the future issue from any of the foregoing patent applications, including utility, model and design patents and certificates of invention, together with any reissues, renewals, extensions or additions thereto.

“Licensed Products” means any product, material, composition, or formulation that (a) is covered by a Valid Claim of a Licensed Patent or (b) uses, incorporates, or is made using the Licensed Know-How, in each case solely for use in the Field.

“Manufacture” means to engage in Manufacturing.

“Manufacturing” means all activities related to the manufacture, processing, formulation, packaging, labeling, testing, storage, and handling of Licensed Products for use or sale in the Field in the Territory.

“Excluded Territory” means the Republic of Korea.

“Sublicense” means: (a) any right granted, license given, or agreement entered into by Modulant to or with any Person permitting such Person to exercise any of the rights granted to Modulant under the License Agreement, including the right to Manufacture or Commercialize Licensed Products in the Field in the Territory. “Sublicense” includes any option or other right granted by Modulant to negotiate for or receive such rights.

“Territory” means worldwide, excluding the Excluded Territory.

“Valid Claim” means: (a) a claim of an issued and unexpired patent included within the Licensed Patents that has not been held invalid or unenforceable by a decision of a court or other governmental authority or competent jurisdiction, from which no appeal is taken or possible; or (b) a claim of a patent application within the Licensed Patents that is being prosecuted in good faith and has not been abandoned or finally rejected without the possibility of appeal or refiling.

The foregoing summary of the License Agreement does not purport to be complete and is subject to and are qualified in their entirety by copies of the License Agreement filed as Exhibit 10.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1+	License Agreement between Northstrive Biosciences Inc. and Modulant Biosciences LLC dated February 4, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

+	Portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2026

PMGC Holdings Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer